Exhibit 107

Filing Fee Table

F-1

(Form Type)

Pinnacle Food Group Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

			Fee		Proposed	Proposed
			Calculation		Maximum	Maximum
		Security	or Carry		Offering	Aggregate		Amount of
	Security	Class	Forward	Amount	Price Per	Offering		Registration
	Type	Title	Rule	Registered	Unit	Price(1)	Fee Rate	Fee
Fees to Be Paid	Equity	Class A Common Shares, par value US$0.00005 per share (2)	Rule 457(o)	2,070,000	$5.0	$10,350,000	0.00015310	$1,584.59
		Underwriter Warrants to purchase Class A Common Shares (3)	Rule 457(g)	-	-	-	-	-
	Equity	Class A Common Shares underlying Underwriter Warrants (4)	Rule 457(o)	124,200	$6.25	$776,250	0.00015310	$118.84
	Total Offering Amounts					$11,126,250		$1,703.43
	Total Fees Previously Paid							$1,645.83
	Total Fee Offset
	Net Fee Due							$57.60

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Includes ordinary shares that may be purchased by the underwriters pursuant to their option to purchase additional ordinary shares to cover over-allotment, if any.

(2)	In accordance with Rule 416, the Registrant is also registering an indeterminate number of additional ordinary shares that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.

(3)	In accordance with Rule 457(g) under the Securities Act of 1933, as amended, because the ordinary shares of the registrant underlying the Underwriter Warrants is registered hereby, no separate registration fee is required with respect to the Underwriter Warrants registered hereby

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, The Underwriter Warrants are exercisable at a per Ordinary Shares exercise price equal to 125% of the public offering price. The proposed maximum aggregate offering price of the Underwriter Warrants is $776,250 which is equal to 125% of $621,000 (6% of the proposed maximum aggregate offering price for the Ordinary Shares of $10,350,000).